UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2020

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KEGX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on October 29, 2019, Key Energy Services, Inc. (the “Company” or “Key”) entered into (i) a forbearance agreement (as amended on December 6, 2019 and January 10, 2020, the “Term Loan Forbearance Agreement”) with Cortland Products Corp., as agent (in such capacity, the “Agent”), and the lenders party thereto (the “Term Loan Lenders”) collectively holding over 99.5% of the principal amount of the outstanding term loans, regarding a default under the Term Loan and Security Agreement, dated as of December 15, 2016 (the “Existing Term Loan”), by and among Key, the Agent and the Term Loan Lenders and (ii) a forbearance agreement (as amended on December 6, 2019, December 20, 2019 and January 10, 2020) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), and all of the lenders party thereto (the “ABL Lenders”) regarding a cross-default under the Loan and Security Agreement, dated as of April 5, 2019, by and among Key, the Administrative Agent and the ABL Lenders.

On January 24, 2020, the Company entered into a Restructuring Support Agreement (including the exhibit thereto, the “RSA”) with Term Loan Lenders collectively holding over 99.5% (the “Supporting Term Lenders”) of the principal amount of the Company’s outstanding term loans. The RSA contemplates a series of out-of-court transactions that will effectuate a financial restructuring of the Company’s capital structure and indebtedness and related facilities, including the conversion of approximately $241.9 million aggregate outstanding principal of the Company’s term loans (together with accrued interest thereon) into (i) newly issued shares of the common stock of the Company and (ii) $20 million of term loans under a new approximately $51.2 million term loan facility (the “Restructuring”).

Pursuant to the RSA, among other things, the parties have agreed to support and cooperate with each other in good faith, to coordinate and to use their respective commercially reasonable best efforts to consummate the Restructuring as soon as reasonably practicable on the terms set forth in the RSA. The Company currently expects to complete the restructuring by the end of February 2020.

Material Terms of the RSA and the Restructuring

Generally, the RSA and the Restructuring contemplate, among other things, the following transactions and changes to the Company’s capital structure and governance, as described in more detail below:

•

an exchange of approximately $241.9 million aggregate outstanding principal of our term loans (together with accrued interest thereon) held by Supporting Term Lenders into (i) newly issued common shares of the Company representing 97% of the Company’s outstanding shares after giving effect to such issuance (and without giving effect to dilution by the New Warrants and MIP (each as defined below)) and (ii) $20 million of term loans under a new approximately $51.2 million term loan facility (the “New Term Facility”), each on a pro rata basis based on their holdings of existing term loans;

•	the distribution by the Company to its existing common stockholders of two series of warrants (the “New Warrants”);

•

the entry into the New Term Facility, comprised of (i) a $50 million senior secured term loan, of which $30 million will be funded with new cash proceeds provided by the Supporting Term Lenders and $20 million will be issued in exchange for existing term loans held by the Supporting Term Lenders as described above and (ii) an approximate $1.2 million senior secured term loan tranche in respect of Existing Term Loans held by lenders who are not Supporting Term Lenders;

•	the entry into an amended and restated ABL Facility (the “New ABL Facility”);

•

the adoption of a new management incentive plan (the “MIP”) representing up to 9% of the Company’s outstanding shares after giving effect to the issuance of new shares pursuant to the Restructuring; and

•

certain changes to the Company’s governance, including changes to the Company’s board of directors (the “Board”), amendments to the Company’s governing documents and a new stockholders agreement between the Company and the Supporting Term Lenders (the “Stockholders Agreement”).

Debt to Equity Conversion

Upon completion of the Restructuring, Supporting Term Lenders are expected to own 97% of the common stock of the Company and holders of existing equity interests are expected to hold 3% of the common stock of the Company, in each case subject to potential dilution as a result of the New Warrants and the MIP.

New Warrants

The RSA contemplates that the Company will distribute to the Company’s existing common stockholders the New Warrants at the completion of the Restructuring. The New Warrants are to be issued in two series each with a four-year exercise period. The first series will entitle the holders to purchase in the aggregate up to 10% of the Company’s common shares at the closing of the Restructuring on an as-exercised basis (after giving effect to the exercise of all New Warrants, but subject to dilution by issuances under the MIP). The aggregate exercise price of the first series of New Warrants will be equal to the aggregate outstanding principal amount of term loans under the Existing Term Loan plus accrued interest thereon at the default rate. The second series of New Warrants will entitle the holders to purchase in the aggregate up to 7.5% of the Company’s common shares at the closing of the Restructuring on an as-exercised basis (after giving effect to the exercise of all New Warrants, but subject to dilution by issuances under the MIP). Pursuant to the RSA, the aggregate strike price of the second series of New Warrants will be equal to the product of (i) the aggregate outstanding principal amount of term loans under the Existing Term Loan plus accrued interest thereon at the default rate, multiplied by (ii) 1.50.

New Term Facility

Upon completion of the Restructuring, the RSA contemplates Key entering into the New Term Facility, which may be in the form of an amendment or amendment and restatement of the Existing Term Loan. The New Term Facility will be comprised of (i) a $50 million senior secured term loan, of which $30 million will be funded with new cash proceeds provided by the Supporting Term Lenders and $20 million will be issued in exchange for the existing term loans held by the Supporting Term Lenders and (ii) an approximate $1.2 million senior secured term loan tranche in respect of Existing Term Loans held by lenders who are not Supporting Term Lenders. The New Term Facility will mature 5.5 years after the closing date. Soter has agreed in the RSA to provide $7.5 million of the $30 million of new funding under the New Term Facility and the Supporting Term Lenders will provide the rest of such $30 million on a pro rata basis based on their holdings of existing term loans. The net proceeds of the $30 million new money term loans will be used to finance capital expenditures and working capital and for other general corporate purposes.

The annual interest rate under the New Term Facility will be equal to LIBOR plus 10.25% and will be payable semi-annually. Notwithstanding the foregoing, Key will have the option to pay interest in kind at an annual rate of LIBOR plus 12.25% for the first two years following the closing of the Restructuring.

The obligations under the New Term Facility will be guaranteed by the same subsidiaries that guarantee the Existing Term Loan. The obligations under the New Term Facility will be secured by a perfected first lien on all assets of the Company and the subsidiary guarantors, except for the priority collateral under the New ABL Facility, in respect of which the New Term Facility will have a perfected second lien, subject to customary exceptions.

Key will have the right to voluntarily prepay the loans under the New Term Facility at any time, subject to a prepayment premium (which may be waived by lenders holding term loans under the New Term Facility representing at least two-thirds of the New Term Facility) expressed as a percentage of the principal amount of the loans prepaid equal to 3% from the closing of the Restructuring to the first anniversary of the closing, 2% from the first anniversary to the second anniversary, 1% from the second anniversary to the third anniversary, and 0% thereafter. The prepayment premium will also be payable upon a change of control, merger, sale of all or substantially all assets, acceleration of the loans under the New Term Facility, a default under the New Term Facility, a bankruptcy, an insolvency or a mandatory redemption of the loans under the New Term Facility.

The New Term Facility is expected to contain affirmative and negative covenants customary for facilities of this type.

New ABL Facility

In connection with the Restructuring, Key expects to negotiate and enter into the New ABL Facility. The RSA obligates Key to negotiate in good faith with the ABL Lenders to reduce the minimum availability threshold before the fixed charge coverage ratio covenant is tested, increase the advance rates and allow additional collateral to be introduced as eligible collateral for purposes of the borrowing base.

MIP

In connection with the Restructuring, the RSA contemplates adoption of the MIP representing up to 9% of the Company’s outstanding shares after giving effect to the issuance of new shares pursuant to the Restructuring. Under the RSA, initial allocations and amounts for future issuances will be subject to the mutual agreement of Key and the Supporting Term Lenders.

Governance

The parties to the RSA have agreed that at the completion of the Restructuring the Board will consist of seven directors, each of whom will have one vote, comprised of: the CEO, one non-independent director selected by Soter Capital LLC (“Soter”), who, based on a Schedule 13D/A filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2019, beneficially owned 10,309,609 shares of the common stock of the Company representing approximately 50.6% of the outstanding shares, and five directors who will meet the “independent director” requirements set forth in Section 303A of the NYSE Listed Company Manual and be selected by the Supporting Term Lenders. At the closing of the Restructuring, the Company and Supporting Term Lenders will enter into the Stockholders Agreement, which, among other things, will grant the Supporting Term Lenders certain board nomination rights based on their ongoing percentage ownership. Under the Stockholders Agreement, Supporting Term Lenders holding more the 25% of the Company’s outstanding shares as of the closing of the Restructuring will be entitled to nominate two directors and Supporting Term Lenders holding between 10% and 25% of the Company’s outstanding shares as of the closing of the Restructuring will be entitled to nominate one director. All future nominees of Supporting Term Lenders, other than Soter nominees, must meet the “independent director” requirements set forth in Section 303A of the NYSE Listed Company Manual. During the time that Soter holds between 10% and 25% of the Company’s outstanding shares as of the closing of the Restructuring, Soter will be entitled to nominate one non-independent director to the Board. In addition, following the Restructuring, Supporting Term Lenders will be entitled to appoint a non-voting board observer subject to specified ownership thresholds.

The Stockholders Agreement will also grant the Supporting Term Lenders certain “demand” and “piggyback” registration rights and customary information rights. In addition, the Stockholders Agreement will bind the Supporting Term Lenders to certain “tag-along” and “drag-along” rights at any time the Company does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or listed on any over-the-counter market or national securities exchange.

The RSA extends the forbearances and other obligations contemplated by the Term Loan Forbearance Agreement until the RSA is validly terminated in accordance with its terms. The RSA automatically terminates upon (i) the consummation of the Restructuring, (ii) the issuance of an order enjoining the Restructuring or declaring the RSA unenforceable, or (iii) the mutual agreement of Key and Supporting Term Lenders holding 66.6% of the term loans held by Supporting Term Lenders. Key may also terminate the RSA (i) in the event the Restructuring has not been consummated within 75 days after the effectiveness of the RSA and (ii) upon a determination by the Board that the Restructuring would be inconsistent with their fiduciary duties. The Supporting Term Lenders holding 66.6% of the term loans may terminate the RSA (i) in the event the Restructuring has not been consummated within 75 days after the effectiveness of the RSA, (ii) upon the occurrence of certain termination events set forth in the Term Loan Forbearance Agreement, or (iii) in the event Key files or publicly announces that it will file, join in or support any plan of reorganization, including any in-court bankruptcy proceeding, other than as contemplated in the RSA. In addition, Key and Supporting Term Lenders holding 66.6% of the term loans may each terminate the RSA upon certain breaches of the RSA by the applicable counterparties.

The foregoing description of the RSA is qualified in its entirety by reference to the complete text of the RSA, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the RSA is incorporated herein by reference. The Restructuring will be conducted in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to issuances not involving any public offering and other applicable exemptions under the Securities Act, based, in certain circumstances, on representations to be made by the recipients.

Item 8.01 Other Events

On January 24, 2019, the Company issued a press release announcing the entry into the RSA, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the Company expects to call a special stockholder meeting for existing holders of common stock to consider and approve amendments to the Company’s Certificate of Incorporation and the Board expects to adopt certain amendments to the existing bylaws to implement the changes described above as well as certain other changes contemplated by the RSA.

This communication may be deemed to be solicitation material in respect of the proposed amendments to Key’s Certificate of Incorporation. In connection with such amendments, Key intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Key will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the amendment. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KEY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMENDMENT. The proxy statement and other relevant materials (when available), and any and all documents filed by Key with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Key via the Investor Relations section of its website at www.keyenergy.com, by calling Key at (713) 651-4300 or by emailing Key at investorrelations@keyenergy.com.

Participants in Solicitation

Key and its directors and officers may be deemed to be participants in the solicitation of proxies in respect of the proposed amendments to Key’s Certificate of Incorporation. Information regarding Key’s directors and executive officers is contained in Key’s proxy statement dated March 15, 2019, previously filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Key’s 2019 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by Key in connection with the proposed amendments to Key’s Certificate of Incorporation.

Cautions Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements, including statements relating to the Restructuring. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the SEC.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: failure to agree on final terms and documentation implementing the Restructuring under the RSA or the termination of the RSA; Key’s ability to retain employees, customers or suppliers as a result of its financial condition generally or the announcement of the RSA and the Restructuring; Key’s inability to achieve the potential benefits of the Restructuring; conditions in the services and oil and natural gas industries, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; Key’s ability to achieve the benefits of cost-cutting initiatives, including its plan to optimize its geographic footprint, including exiting certain locations and reducing its regional and corporate overhead costs; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Restructuring Support Agreement, dated as of January 24, 2020 by and among Key Energy Services, Inc., as borrower, the Lenders party thereto, and Cortland Products Corp., as agent. †

99.1	Press Release, dated January 24, 2020.

† Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 24, 2020	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary